As filed with the Securities and Exchange Commission on June 16, 2001

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                (Amendment No 1)


                            Mobile Self Storage, Inc.
              (Exact name of small business issuer in its charter)


              Nevada                    6798                    91-1930136
(State or other jurisdiction of   (primary standard           I.R.S. Employer
 incorporation or organization)    industrial code)       Identification Number)



                                  571 G Street
                           Salt Lake City, Utah 84103
                       (801) 918-3506, Fax (801) 273-1205
          (Address and telephone number of principal executive offices)

                               Agent for Service:
                          Joseph Mikacevich, President
                            Mobile Self Storage, Inc.
                                  571 G Street
                           Salt Lake City, Utah 84103
                       (801) 918-3506, Fax (801) 273-1205
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Title of each                                    Proposed               Proposed
       Class of                 Amount                 maximum                Maximum               Amount of
   Securities to be              To be             offering price            Aggregate            registration
      registered              Registered              per unit            Offering price               fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                               Maximum:
  Class A                     1,000,000                $1.00              $1,000,000.00            $250.00
Common Stock                   Minimum:
                                 5,000                 $1.00              $    5,000.00
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


--------------------------------------------------------------------------------
*This  registration  fee is  calculated  at  $.00025  for the  1,000,000  shares offered.
--------------------------------------------------------------------------------


Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.


     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     SUBJECT TO COMPLETION - [June 15, 2002]

                                   Prospectus
                                  June 16, 2001

                            MOBILE SELF STORAGE, INC.
                                    "Mobile"

                                  571 G Street
                           Salt Lake City, Utah 84103
                       (801) 918-3506, Fax (801) 273-1205


                                CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------
     Title of each                                    Proposed               Proposed
       Class of                 Amount                 maximum                Maximum
   Securities to be              To be             offering price            Aggregate
      registered              Registered              per unit            Offering price
------------------------ ---------------------- ---------------------- ----------------------
                               Maximum:
  Class A                     1,000,000                $1.00              $1,000,000.00
Common Stock                   Minimum:
                                 5,000                 $1.00              $    5,000.00
------------------------ ---------------------- ---------------------- ----------------------


     This is a self underwritten, best efforts offering on a minimum/maximum basis. This is not an underwritten offering. This offering will end on June 15, 2002. Funds derived from this offering will be escrowed until the minimum of 5,000 shares at $1.00 per share ($5,000) is sold. If only the minimum number of shares are sold (5,000) then the Company will incur a deficit of $10,000 with regard to this Registration Statement. No officer, director, affiliates or any related party may purchase the securities offered to meet the minimum of shares offered. Mobile's stock is not listed on any national securities exchange or the NASDAQ Stock Market. Mobile intends to apply to have its shares traded on a regional exchange and/or the OTC Bulletin Board under the symbol:

                                     "MBLE"


                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 9

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this document. Mobile has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.



                                             TABLE OF CONTENTS


PART I - Prospectus                                                                                   Page
                                                                                                      ----
         Prospectus Summary............................................................................. 6
         Risk Factors....................................................................................9

               Mobile Is In Its  Earliest  Stages Of  Development  And May Never
                    Become  Profitable and Could Cause The  Investor To Lose All Or
                    Part Of The Investment. ............................................................ 8

               Mobile  Has  No  Operating  History  And  Financial  Results  Are
                    Uncertain  And Could Cause The  Investor To Lose All Or Part
                    Of The Investment. ................................................................. 8

               Mobile's Dependence On Local  Operators For Sales Could Cause The
                    Investor To Lose All Or Part Of The Investment. .................................... 9

               Mobile's Dependence On Internet Sales Could Cause The Investor To
                    Lose All Or Part Of The Investment. ................................................ 9

               Mobile's  Dependence  On  Financing  Of Trailers  Could Cause The
                    Investor To Lose All Or Part Of The Investment. .................................... 9


               Mobile's  Dependence On The Ability To Acquire  Storage  Trailers
                    Could  Cause  The  Investor  To  Lose  All  Or  Part  Of The
                    Investment. ........................................................................ 9


               Mobile's  Dependence  On Sales Agents Could Cause The Investor To
                    Lose All Or Part Of The Investment. ................................................10

               Mobile's  Heavy  Dependence  On Key  Management  Whose  Time  And
                    Attention  To Mobile  Could  Result  In  Delays Or  Business
                    Failure  Could Cause The Investor To Lose All Or Part Of The
                    Investment. ........................................................................10

               Mobile's Heavy  Dependence  On Key  Management  Who Have Not Sold
                    Storage Space Or Operated A Self Storage Company Could Cause
                    The Investor To Lose All Or Part Of The Investment. ................................10


               Mobile's Customer  Storage  Liability Could Cause The Investor To
                    Lose All Or Part Of The Investment. ................................................11


               Mobile's Ability To Manage  Growth  Could  Cause The  Investor To
                    Lose All Or Part Of The Investment, ................................................11


               Mobile's Lack Of A Market Survey And Industry  Information  Could
                    Cause The Investor To Lose All Or Part Of The Investment. ..........................11


                                       3

               Mobile's Competition Could Cause The Investor To Lose All Or Part
                    Of The Investment. .................................................................12

               Mobile Has No Assurance Of Future Industry Growth And Could Cause
                    The Investor To Lose All Or Part Of The Investment. ................................12

               Mobile's Potential Business Combinations Dilute Stockholder Value
                    And  Could  Cause  The  Investor  To Lose All Or Part Of The
                    Investment. ........................................................................12

               Mobile's Potential  Business  Combinations  Could Be Difficult To
                    Integrate  And May  Disrupt  Business  Operations  And Could
                    Cause The Investor To Lose All Or Part Of The Investment. ..........................13

               Mobile May  Enter  Into A New Line Of  Business  Which  Investors
                    Could Not  Evaluate And Could Cause The Investor To Lose All
                    Or Part Of The Investment. .........................................................13

               Mobile May Need  Additional  Financing Which May Not Be Available
                    Or Which May Dilute The Ownership Interests Of Investors And
                    Could  Cause  The  Investor  To  Lose  All  Or  Part  Of The
                    Investment. ........................................................................14

               Mobile's Common  Stock Has No Prior Market And Prices May Decline
                    After The  Offering And Could Cause The Investor To Lose All
                    Or Part Of The Investment. .........................................................14

               Mobile's  Investors  May  Face  Significant  Restrictions  On The
                    Resale Of Mobile's  Stock Due To State And Federal  Blue Sky
                    Laws And Could Cause The Investor To Lose All Or Part Of The
                    Investment. ........................................................................14

               Mobile's  Investors  May  Face  Significant  Restrictions  On The
                    Resale  Of  Mobile's   Stock  Due  To  Federal  Penny  Stock
                    Regulations And Could Cause The Investor To Lose All Or Part
                    Of The Investment. .................................................................15


               Mobile's  Offering  Is  That  Of  A  Direct  Participation,  Self
                    Underwritten  And On A  Minimum/Maximum,  Best Efforts Basis
                    And If The Minimum  Amount Is Not Achieved,  The  Investor's
                    Funds May Be Held,  Without  Interest,  Until Ten Days After
                    The Offering Completion Date. ......................................................15

               Mobile's Board of  Directors  Has The  Ability To  Designate  The
                    Rights,   Preferences   And  Privileges  Of  The  Authorized
                    Preferred Shares And Could Cause The Investor To Lose All Or
                    Part Of The Investment. ............................................................16


                                       4


               Mobile's Officers,  Directors And Principal  Shareholders  Hold A
                    High  Percentage Of Mobile's Shares Of Stock And Could Cause
                    The Investor To Lose All Or Part Of The Investment. ................................16



         Use Of Proceeds................................................................................17
         Dilution ......................................................................................18
         Determination Of Offering Price................................................................18
         Plan Of Distribution...........................................................................19
         Legal Proceedings..............................................................................19
         Directors, Executive Officers, Promoters And Control Persons...................................19
         Security Ownership Of Certain Beneficial Owners And Management.................................21
         Description Of Securities......................................................................21
         Interest Of Named Experts And Counsel..........................................................22
         Disclosure Of Commission Position On Indemnification For
           Securities Act Liabilities...................................................................22
         Description Of Business........................................................................23
         Management's Discussion And Analysis Or Plan Of Operation......................................26
         Description Of Property........................................................................28
         Certain Relationships And Related Transactions.................................................29
         Market For Common Equity And Related Stockholder Matters.......................................29
         Executive Compensation.........................................................................30
         Financial Statements...........................................................................31

PART II - Information Not Required in Prospectus
         Indemnification Of Directors And Officers......................................................40
         Other Expenses Of Issuance And Distribution....................................................40
         Recent Sales Of Unregistered Securities........................................................41
         Exhibits ......................................................................................41
         Undertakings...................................................................................42


                                       5

Part I - Prospectus
--------------------

                               PROSPECTUS SUMMARY
                       SUBJECT TO COMPLETION JUNE 15, 2002
                       -----------------------------------

     The following summary of Mobile is qualified in its entirety by and should be read in conjunction with the more detailed information and the Mobile Financial Statements and notes thereto appearing elsewhere in this Prospectus.

     There is no minimum share amount of shares to be offered and all funds will be escrowed in an escrow account until the minimum amount of the offering has been achieved. In the event that the minimum amount of 5,000 shares is not sold by the completion date, all funds shall be returned to the investor in its entirety, without interest, on or before ten days after the completion date.

     There will be no affiliates of Mobile allowed to purchase shares to achieve the minimum amount of the offering.

     There is no maximum amount that any investor may purchase, although if the purchaser acquires more than 5% of the total issued and outstanding shares of Mobile, then certain restrictions shall be applied as the investor would be defined as a "control person" and subject to resale restrictions and notification to resell the shares of stock acquired in this offering.

     The common shares of stock offered for sale are $1.00 per share of stock. All funds received will be paid in its entirety to Mobile and there is no commission charged for the sale of the shares in this offering This offering is self-underwritten and no officer and director who will be selling this offering is charging a commission to Mobile.

     The net proceeds to Mobile from the sale of the maximum amount of 1,000,000 shares of common stock offered by Mobile is $1,000,000, less the $15,000 in costs to register this offering. The use of proceeds from this offering shall be dedicated to the implementation of Mobile's business plan which is further defined in the "Use of Proceeds". In the event that only the minimum amount of 5,000 shares is sold, then the entire amount of $5,000 shall be dedicated to the obtaining of further financing by way of a private placement equity financing to implement Mobile's business plan and Mobile would incur a deficit of $10,000 from the costs to register this offering. In the event that only 250,000 shares of stock are sold, then Mobile would concentrate its business plan on a local basis until such time as the business can carry itself and then expand to other areas. In the event that 500,000 shares of stock are sold, then Mobile can initiate its plan on a local basis and expand regionally as sales and income permit. If Mobile is only able to sell a minimum or portion of the shares of stock offered, there is no assurance that Mobile will be able to obtain further financing which could possibly make Mobile's shares of common stock decrease substantially or to become worthless. All investors are subject to the provisions of the Subscription Agreement, must complete a Prospective Purchaser Questionnaire and must comply with the minimum income and net worth provisions to be qualified as a "sophisticated investor".

                                Investment Risks

     An investment in this offering involves a high degree of risk. Mobile is a development stage company. The market for Mobile's products is highly competitive, and the "Mobile Self Storage" concept is not well known. Mobile has not developed its potential market and, as such has no market acceptance. Mobile has a limited operating history and a history of operating losses. Mobile's loss for the 12 months period ending December 31, 2000 was $300. Mobile's loss for the six months ended June 30, 2001 was an additional $14,797. Since inception of development stage on January 1, 1988, Mobile has accumulated a deficit of $237,496. Mobile may continue to incur net losses in the future and there is no assurance that Mobile will ever be profitable.


     Mobile Self Storage, Inc.

     Mobile, formerly known as Ultra Glow Cosmetics, Ltd. and E-International Fund Management, Inc., is a development stage company which has recently commenced the business of mobile self storage. This relatively new concept in the storage industry provides the consumer with a door to door delivery storage system.

     The "Mobile Self Storage" system provides the storage customer with a storage trailer which is delivered and picked up from the customer's location. These storage trailers (semi-trailers) are delivered to the customer to load the storage items and picked up from the customer by truck which then drives the storage trailer to the storage yard. The customers of Mobile provide the labor to load the trailer(s), unless the customer contracts with Mobile for such labor to load the items to be stored. If Mobile provides the labor, then an additional charge is incurred. Once the trailer is delivered to the storage yard, then the truck can unhook the trailer for storage in the yard and attach another trailer and continue to make deliveries. Delivery prices are mileage sensitive and the pick up and drop off charges are priced accordingly. The customer has access to their rented/leased storage trailers at the storage facility 24 hours a day. The customer furnishes the lock and leaves a key with Mobile for periodic inspections for unauthorized storage practices and monitoring unauthorized items placed in the storage trailer.



     Market Opportunity

     Management of Mobile believes that the affordable, low price points along with the ability to store a large amount of goods presents an opportunity for storage sales, both from individual consumers and from business and corporate accounts. As Mobile is solely dependent upon this offering to commence and sustain their business operations, it is highly unlikely that Mobile will be able to commence and sustain operations unless the maximum amount, or close to the maximum amount of shares, are sold to investors by way of this offering by June 15, 2002. Further, it is hereby stated that time is of the essence in the obtaining of financing to enable Mobile to commence and sustain their business objectives.


         Name, Address, and Telephone Number of Registrant

         Mobile Self Storage, Inc.
         571 G Street
         Salt Lake City, Utah 84103
         (801) 918-3506 phone; (801) 273-1205 fax


     The Offering


     Mobile is offering up to 1,000,000 shares of its common stock at $1.00 per share. Mobile intends to have a licensed broker/dealer apply to the OTC Bulletin Board and/or a regional stock exchange, such as the Boston Stock Exchange (BSE), providing that Mobile meets the listing criteria of the BSE, following the clearance of this filing with the Securities and Exchange Commission.

                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Mobile. Investing in Mobile's common stock involves a high degree of risk. Any of the following risks could adversely affect the business of Mobile, it's financial condition and operating results. These risks factors could result in a complete loss of your investment.


Investment Risks

     An investment in this offering involves a high degree of risk. Mobile is a development stage company. The market for its products and services is new, and Mobile has not achieved market exposure and therefore, there is no market acceptance. Mobile has a limited operating history and a history of operating losses. Mobile's loss for the six months ended June 30, 2001 was $14,797, and for the twelve month period for the year ended December 31, 2000 was $300. Mobile incurred losses of $237,496 since their development stage inception period commencing January 1, 1988 until June 30, 2001. Mobile may continue and is most likely to incur net losses in the future.


Risks Related to Mobile Self Storage, Inc.'s Business:



Mobile Is In Its Earliest Stages Of Development And May Never Become  Profitable
--------------------------------------------------------------------------------
And Could Cause The Investor To Lose All Or Part Of The Investment.
-------------------------------------------------------------------

     Mobile is in the early stages of development, with unproven management, and the "Mobile Self Storage" concept is not yet well known in the marketplace. The "Mobile Self Storage" concept and business requires further exposure and development before it can be a marketable and recognized alternative to conventional self storage. Further, even if the "Mobile Self Storage" concept and business and become fully developed and marketable, Mobile could fail before implementing its business plan. It is a "start up" venture, which may incur net losses for the foreseeable future. Mobile has no financial operating history, and it may face unforeseen costs, expenses, and problems that will prevent it from becoming profitable. Mobile's success is dependent on a number of factors, which should be considered by prospective investors. Mobile has only recently commenced its business of "Mobile Self Storage". There is no assurance that Mobile will ever operate profitably in the future and that it will be able to provide storage services to the storage consumer. Even if Mobile is successful in the implementing of its business plan by obtaining the necessary financing to commence operations, there is no assurance that Mobile will be able to continue as a going concern and could cause the investor to lose all or part of the investment.


Mobile Has No Operating  History And  Financial  Results Are Uncertain And Could
--------------------------------------------------------------------------------
Cause The Investor To Lose All Or Part Of The Investment.
---------------------------------------------------------

     Mobile is a developmental organization with no history of earnings or profit and there is no assurance it will operate profitably in the future and it faces all the risks of a new business. As a result of Mobile's limited operating history, it is difficult to forecast potential revenues, and there is no meaningful historical financial data to forecast planned operating expenses. Revenue and income potential is unproved and the business model is still emerging, therefore, no assurance can be given that Mobile will provide a future return on investment and could cause the investor to lose all or part of the investment.

Mobile's  Dependence  On Local  Operators  For Sales Could Cause The Investor To
--------------------------------------------------------------------------------
Lose All Or Part Of The Investment.
-----------------------------------


     Mobile is relatively dependent upon the local operators of the "Mobile Self Storage" proposed locations to consummate the sales generated by outside advertising sources, such as the proposed ads in the telephone Yellow Pages, local newspapers, the Internet and other low cost methods of advertising. Should these local operators not be able to complete the sales generated by advertising methods, then Mobile will not have adequate income to sustain an on going business, thereby significantly decreasing the value of Mobile's shares of stock and could cause the investor to lose all or part of the investment.



Mobile's  Dependence  On Internet  Sales Could Cause The Investor To Lose All Or
--------------------------------------------------------------------------------
Part Of The Investment.
-----------------------


     The market for direct sales on the Internet is an ever increasing potential source of revenue as the general use of the computer and the Internet expands on a worldwide basis. Mobile is placing emphasis on a well-designed website to be constructed upon the commencement of business. The direct sale method over the Interest is cost and time effective and becomes more effective as multiple locations are established. The website also serves as a promotional tool for other sales generated by other forms of advertising. Management of Mobile believes that at least 10% of its projected revenue will be derived from direct sales on the Internet. Mobile's future success will depend, in part, on the use of search engines to provide access to and services for their Internet customer base. There can be no assurance Mobile will be successful in using the Internet as a sales source and/or a promotional source for other types of consumer advertising. Mobile's success of the Internet generated sales also depends on continued use of the computer and expansion of the Internet. If there are limited sales derived from the Internet, this could cause the investor to lose all or part of the investment.



Mobile's  Dependence  On Financing Of Trailers  Could Cause The Investor To Lose
--------------------------------------------------------------------------------
All Or Part Of The Investment.
------------------------------

     Mobile heavily relies upon its ability to finance or joint venture the storage trailers to commence and to sustain its business. If Mobile is not able to finance the trailers then Mobile will not be able to continue "Mobile Self Storage" business. Further, if Mobile experiences disruptions or capacity constraints in the financing schedule of the trailers once in operation, there may be no means of replacing these trailers on a timely basis or at all. This could cause the investor to lose all or part of the investment.



Mobile's  Dependence On The Ability To Acquire Storage  Trailers Could Cause The
--------------------------------------------------------------------------------
Investor To Lose All Or Part Of The Investment.
-----------------------------------------------

     The inability or unwillingness of any third-party to provide the "Mobile Self Storage" business with the storage trailers could significantly limit Mobile's ability to acquire and service existing customers, and expand to new markets. This may have a material adverse effect on its business, financial condition and operating results and could cause the investor to lose all or part of the investment.

Mobile's Dependence On Sales Agents Could Cause The Investor To Lose All Or Part
--------------------------------------------------------------------------------
Of The Investment.
------------------


     Mobile is somewhat dependent upon salaried and commissioned sales agents to provide storage customers for the Mobile business. These sales agents would be dedicated to corporate accounts where large storage facilities are desired. Mobile anticipates that these corporate or business sales will comprise at least 20% of overall projected sales and is an important component of Mobile's potential business. There is no assurance that Mobile will be able to sell the "Mobile Self Storage" concept to corporate or business storage users. If Mobile does not achieve 20% of overall sales to corporations or businesses, this may have a material adverse effect on its business, financial condition and operating results and could cause investors to lose all or part of the investment.



Mobile's Heavy  Dependence On Key Management  Whose Time And Attention To Mobile
--------------------------------------------------------------------------------
Could Result In Delays Or Business  Failure Could Cause The Investor To Lose All
--------------------------------------------------------------------------------
Or Part Of The Investment.
--------------------------

     Mr. Joseph Mikacevich is serving as Mobile's President and Board Chairman, with no set compensation. Mr. Mikacevich has received 100,000 shares of Mobile's common shares of stock as incentive to organize and implement Mobile's business plan. The loss of Mr. Mikacevich's services may hamper Mobile's ability to implement its business plan, and could cause Mobile's shares of stock to be devalued. Mobile is dependent upon Mr. Mikacevich's entrepreneurial skills and experience to implement the business plan and his services would be difficult to replace. Mr. Mikacevich's time is not solely dedicated to Mobile and this fact may result in delay(s) in the completion of potential market development and implementation of the business plan. Mobile has no employment agreements with management; and there is no assurance these individuals will continue to manage the corporation's affairs in the future. Mobile has not obtained key man life insurance on Mr. Mikacevich or other management. Investors will not have any financial indicators to evaluate the merits of Mobile's business activity, therefore, investors should carefully and critically assess the background of Mr. Mikacevich and other management. This could cause the investor to lose all or part of the investment. See "Directors and Executive Officers".


Mobile's  Heavy  Dependence On Key Management Who Have Not Sold Storage Space Or
--------------------------------------------------------------------------------
Operated A Self Storage  Company Could Cause The Investor To Lose All Or Part Of
--------------------------------------------------------------------------------
The Investment.
---------------

     Mr. Joseph Mikacevich, Chairman and CEO of Mobile and the senior officer group, have had no direct experience in the marketing and sale of storage space, and/or Internet or direct storage sales through low cost advertising. None of the management group has experience in the storage industry and relies solely on low cost advertising and sales agents. Although Mr. Mikacevich and other management have general sales and marketing experience, Mobile must rely on solely on outside consultants and hired professionals to assist in the development, sales and marketing decisions of the "Mobile Self Storage" business.

     Prior to the hiring and contracting of these outside individuals, Mobile may over estimate the marketability of the "Mobile Self Storage" business and may under estimate the costs or difficulties associated with the development, marketing, selling of the "Mobile Self Storage" business. Any unanticipated costs or difficulties could prevent Mobile from implementing its business plan, thereby limiting its potential profitability and significantly decreasing the value of Mobile's shares of stock and could cause the investor to lose all or part of the investment.

Mobile's Customer Storage Liability Could Cause The Investor To Lose All Or Part
--------------------------------------------------------------------------------
Of The Investment.
------------------

     Mobile must rely on third party manufacturers for the specifications of the trailers and their durability. Mobile must carry storage liability insurance to protect the storage customer from any and all liability on damage or loss caused to their goods while in the care of Mobile. Mobile may be subjected to various storage liability claims, including, inadequate facilities, and inadequate warnings. In the event that Mobile does not have adequate insurance, that insufficient insurance coverage could have a material adverse effect on its business, financial condition and results of operations. At the present time, Mobile does not carry any insurance but intends to purchase all applicable liability insurance when Mobile commences operations. This reliance of storage liability could cause the investor to lose all or part of the investment.



Mobile's  Ability To Manage  Growth Could Cause The Investor to Lose All Or Part
--------------------------------------------------------------------------------
Of The Investment.
------------------

     Mobile's ability to manage growth depends in part, upon its ability to develop and expand its sales efforts, operating, management, information, and financial systems, as well as, sales and marketing capacity, which may significantly increase its future operating expenses. No assurance can be given that Mobiles business will grow or that it will be able to effectively manage this future growth, if such growth occurs. Mobile's inability to manage its growth successfully, if realized, could have a material adverse effect on its business, financial condition and operating results and could cause the investor to lose all or part of the investment.


Mobile's  Lack Of A Market  Study  And  Industry  Information  Could  Cause  The
--------------------------------------------------------------------------------
Investor To Lose All Or Part Of The Investment.
----------------------------------------------


     Mobile has not conducted a formal market study or survey of Mobile's potential market for the "Mobile Self Storage" storage concept for the North American market. Mobile's management believes that the "Mobile Self Storage" concept of secured storage and the much lower storage prices than conventional self storage alternatives is a perceived value of the "Mobile Self Storage" market. Additionally, the customer is further served by the Mobile trucks bringing the trailers to the storage loading site. The low price points lends itself to a much broader market than the conventional storage customer. However, there can be no assurance that Mobile's advertising and associated promotions will cause the sale of the "Mobile Self Storage" storage space, thus having an adverse effect on Mobile's business, financial condition and operating results and could adversely cause a significant decline in the value of Mobile's stock and could cause the investor to lose all or part of the investment.

Mobile's  Competition  Could  Cause  The  Investor  To  Lose  All Or Part Of The
--------------------------------------------------------------------------------
Investment.
-----------

     Although Mobile has not conducted extensive market research on the potential self storage market for the "Mobile Self Storage" concept and system, management of Mobile recognizes that there is intense competition in the self storage industry. Many competitors are publicly held corporations with vast capital resources, multiple locations and name recognition.


     Mobile expects this competition to increase in the future. There is the possibility that Mobile has over-estimated the self storage market. Should Mobile fail to attract and retain a customer base, Mobile could not sustain its business and this would result in a decline in its projected revenue and a loss of market share. Although Mobile has found few direct competitors to the "Mobile Self Storage" concept and system, the total market is very competitive and highly fragmented, with no clear dominant leader however this competition could cause the investor to lose all or part of the investment.


Mobile Has No Assurance Of Future  Industry  Growth And Could Cause The Investor
--------------------------------------------------------------------------------
To Lose All Or Part Of The Investment.
--------------------------------------

     There can be no assurance the self storage market projected growth will occur or continue. Market information presented in this prospectus are inherently uncertain, subject to change and often dated. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors beyond Mobile's control. An adverse change in size or growth rate of the market for self storage is likely to have a adverse effect on Mobile's business, financial condition and operating results, resulting in a significant decline of the value of Mobile's stock and could cause the investor to lose all or part of the investment.



Mobile's  Potential  Business  Combinations  Dilute  Stockholder Value And Could
--------------------------------------------------------------------------------
Cause The Investor To Lose All Or Part Of The Investment.
---------------------------------------------------------

     Mobile may not be successful in developing a viable market for the "Mobile Self Storage" business. In the event that Mobile cannot achieve reasonable sales after a significant and concerted effort, management will need to devote a significant portion of time to the evaluation of other business opportunities which may be available to Mobile. In the event of a business combination, the ownership interests of holders of existing shares of Mobile's stock will be diluted. Due to limited financial resources, should the initial business plan falter, the only way that Mobile will be able to diversify its activities would be to enter into a business combination.


     Any asset acquisition or business combination would likely include the issuance of a significant amount of Mobile's common shares of stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Mobile's stockholders may not have an opportunity to vote on the transaction. For example, Mobile's Board of Directors may decide to issue an amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Mobile's officers and directors must exercise their powers in good faith, with the best interests of the corporation in mind, however such business combination could cause the investor to lose all or part of the investment.

Mobile's Potential Business Combinations Could Be Difficult To Integrate And May
--------------------------------------------------------------------------------
Disrupt Business  Operations And Could Cause The Investor To Lose All Or Part Of
--------------------------------------------------------------------------------
The Investment.
---------------

     Any acquisition of or business combination could disrupt Mobile's ongoing business, distract management and employees and increase operating expenses. If Mobile acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Mobile. Acquisitions also involve the need for integration of administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions could limit Mobile's profitability and decrease the value of its stock. In addition, Mobile's liquidity and capital resources may be diminished prior to, or as a result of, the consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the acquired business entity and could cause the investor to lose all or part of the investment..



Mobile May Enter Into A New Line Of Business Which  Investors Could Not Evaluate
--------------------------------------------------------------------------------
And Could Cause The Investor To Lose All Or Part Of The Investment.
-------------------------------------------------------------------


     In the event of a business combination, acquisition, or change in shareholder control, Mobile may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate. Mobile may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Mobile's common shares of stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Mobile's management. This new management may decide not to continue to implement Mobile's current business plan, and may decide to enter into a business completely unrelated business which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose part of the investment or their entire investment.

Financial Risks


Mobile May Need  Additional  Financing  Which May Not Be  Available Or Which May
--------------------------------------------------------------------------------
Dilute The Ownership Interests Of Investors And Could Cause The Investor To Lose
--------------------------------------------------------------------------------
All Or Part Of The Investment.
------------------------------

     Mobile's ultimate success will depend on its ability to raise investment capital and no commitments to provide additional funds have been made by management or other shareholders. Mobile has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance funds will be available from any source or, if available, that they can be obtained on terms acceptable to Mobile. If additional capital is not available, Mobile's operations would be severely limited, and it would be unable to implement its business plan and could cause the investor to lose all or part of the investment.


Risks Related to the Securities Market

Mobile's  Common  Stock Has No Prior  Market,  And Prices May Decline  After The
--------------------------------------------------------------------------------
Offering And Cause The Investor To Lose All Or Part Of The Investment.
----------------------------------------------------------------------

     There is no public market for Mobile's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Mobile's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Mobile's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Mobile's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Mobile's common shares of stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Mobile and could cause an investor to lose all or part of the investment.


Mobile's  Investors May Face Significant  Restrictions On The Resale Of Mobile's
--------------------------------------------------------------------------------
Stock Due To State  Blue Sky Laws And Could  Cause The  Investor  To Lose All Or
--------------------------------------------------------------------------------
Part Of The Investment.
-----------------------

     Because Mobile's securities have not been registered for resale under the blue sky laws of any state. The holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell or purchasers to buy Mobile's securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration. This governs the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state or otherwise be exempt from registration. Mobile's does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Mobile's shares of stock.

     Accordingly, investors should consider the secondary market for Mobile's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification and could cause the investor to lose all or part of the investment.


Mobile's  Investors May Face Significant  Restrictions On The Resale of Mobile's
--------------------------------------------------------------------------------
Shares Of Stock Due To  Federal  Penny  Stock  Regulations  And Could  Cause The
--------------------------------------------------------------------------------
Investor To Lose All Or Part Of The Investment.
-----------------------------------------------

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Mobile's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Mobile and its securities. The rules may further affect the ability of owners of Mobile's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     o control of the market for the security by one or a few broker-dealers that are often related

     o    to the promoter or to the company;

     o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

     o one or more of the above could cause the investor to lose all or part of the investment.



Mobile's Offering Is A Direct Participation,  Self Underwritten Minimum/Maximum,
--------------------------------------------------------------------------------
Best Efforts Basis,  And If The Minimum  Amount Is Not Achieved,  The Investor's
--------------------------------------------------------------------------------
Funds   May  Be   Held,   Without   Interest,   Until   Ten   Days   After   The
--------------------------------------------------------------------------------
Offering Completion Date.
-------------------------

     All funds derived from the sale of Mobile's shares in this offering shall be escrowed until the minimum amount of $5,000 representing 5,000 shares @ $1.00 per share is achieved. If that amount is not achieved until the completion date of June 15, 2002, the investor's funds may be held, without interest, and not returned to the investor until 10 days after the completion date or June 25, 2002. There will not be any funds withheld in the event that the minimum amount is not achieved, however the investor will lose the benefit of interest on the funds held.

Mobile's Board Of Directors Has The Ability To Designate The Rights, Preferences
--------------------------------------------------------------------------------
And Privileges Of The Authorized  Preferred  Shares And Could Cause The Investor
--------------------------------------------------------------------------------
To Lose All Or Part Of The Investment.
--------------------------------------

     Mobile's Articles of Incorporation and Bylaws allow the Board of Directors to issue Preferred Shares and to designate what those preferences are as opposed to the common shareholders. Such rights of preferred shareholders could cause the investor to lose all or part of the investments.




Mobile's Officers,  Directors And Principal  Shareholders Hold A High Percentage
--------------------------------------------------------------------------------
Of Mobile's  Shares Of Stock And Could Cause The Investor To Lose All Or Part Of
--------------------------------------------------------------------------------
The Investment.
---------------

     Mobile's officers, directors and principal shareholders presently hold 3,050,000 or 57.79% of Mobile's issued and outstanding shares of common stock. If the maximum amount of 1,000,000 shares are sold in this offering, then the officers, directors and principal shareholders will own 48.59% of Mobile's issued and outstanding shares of stock; if the minimum amount of 5,000 shares of stock are sold in this offering, then the officers, directors and principal shareholders will own 57.74 % of Mobile's issued and outstanding shares of stock; if 25% of the offering or 250,000 common shares of stock are sold, then the officers, directors and principal shareholders will own 55.18% of Mobile's issued and outstanding shares of stock; if 50% of the offering or 500,000 shares of common stock are sold, then the officers, directors and principal shareholders will own 52.79% of Mobile's issued and outstanding shares of stock. Such a large percentage of ownership of shares could cause Mobile's Board of Directors to act in favor of those large shareholders who have one vote per share and could cause the investor to lose all or part of the investment.


You Should Not Rely on  Forward-Looking  Statements  Because They Are Inherently
--------------------------------------------------------------------------------
Uncertain
---------

     You should not rely on statements of business forecast in this prospectus. This prospectus contains statements of business forecast that involve risks and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend" and other expressions to identify these statements. Prospective investors should not place undue reliance on statements of business forecast, which apply only as of the date of this prospectus. Mobile's actual results could differ materially from those anticipated in these statements for many reasons, including the risks described in "Risk Factors" and elsewhere in this prospectus. See above as to where this You should not rely, etc goes

                                 USE OF PROCEEDS


     The net proceeds to Mobile from the sale of the 1,000,000 shares of common stock offered by Mobile, at the public offering price of $1.00. per share, is $1,000,000, less the cost of the offering which is estimated to be $15,000 or $985,000. This Offering is a self-underwriting and management of Mobile is solely responsible for the sale of the stock. There is no Commission being paid to management for the sale of the shares of stock and mobile does not have commissioned sales people selling these shares of stock. If only the minimum amount of 5,000 common shares of stock are sold, then the entire amount of $5,000 shall be used for general corporate purposes and further financing expense and Mobile would incur a deficit of $10,000 to pay for the offering expense of $15,000. Such expense would be taken out of the general cash account. Investors should be aware that if mobile is only able to sell the minimum amount of shares registered for sale in this offering that there is no assurance that Mobile will be able to obtain any additional financing which would possibly make mobile's share of common stock decrease substantially or to become worthless. If the maximum amount of common shares of stock are sold by way of this offering, mobile expects to use the net proceeds in the following manner:

        Net Proceeds if all shares are sold by Mobile:  $1,000,000
                     650,000 -  Trailer and Truck Purchases
                      50,000 -  Advertising & Marketing
                     150,000 - Securing of Land to Hold Storage Trailers 135,000 - Working Capital
                      15,000 -  Offering Expense
                Total Use of Proceeds: $1,000,000

        Net Proceeds if 25% of the shares are sold by Mobile: $250,000
                     100,000 -  Trailer and Truck Purchases
                      40,000 -  Advertising and Marketing
                      60,000 - Securing of Land to Hold Storage Trailers 35,000 - Working Capital
                      15,000 -  Offering Expense
                Total Use of Proceeds:  $250,000

        Net Proceeds if 50% of the shares  are sold by Mobile:  $500,000
                     200,000 - Trailer and Truck Purchases
                      80,000 - Advertising and Marketing
                     120,000 - Securing of Land to Hold Storage Trailers,
                      85,000 - Working Capital
                      15,000 - Offering Expense

        Net Proceeds if the minimum  amount of shares are sold by Mobile: $5,000

               These funds will be used for general corporate expenses and further financing expense and Mobile would incur a deficit of $10,000 which would be taken from the general account to pay for such offering expense.


     The priorities in the use of proceeds is that of securing the trailers and trucks and the land on which to place the storage trailers. The advertising and marketing expense is the next priority to achieve a customer base for storage sales. The amount of the shares sold in the offering will determine how many markets (cities) the Mobile business plan will be implemented. If the maximum amount of shares of stock are sold, then Mobile will seek to implement its plan in Utah, Nevada and California; if less than the maximum is sold, then Mobile will implement its business plan accordingly.

     In the event that Mobile is not successful in their first and/or second market and if Mobile has exhausted all possibility of continuing with the Mobile storage concept, then Management will seek other profitable business opportunities and will act accordingly with the funds remaining. At this time, there is no plan to dedicate any funds to any other business than the Mobile storage concept. Mobile will continually eveluate other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Mobile may use a portion of the proceeds for these purposes only if the storage concept is proven to be unsuccessful and there are no plans to spend any of the proceeds on other business. Mobile is not currently a party to any contracts pertaining to the acquisition of storage land. Mobile is not a party to any letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than that as described herein. Mobile has not investigated any other business opportunity at this time and does not plan to do so unless the Mobile storage concept is not a viable business.

     Mobile has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, Mobile's management will have significant flexibility in applying the net proceeds of the Offering.



                                    DILUTION

     Mobile is authorized to issue a substantial number of shares of common stock in addition to the shares comprising the shares offered hereby, as well as preferred stock in such series and with such designating rights and preferences as may be determined by the Board of Directors at its sole discretion. Mobile will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of stock which could cause a material dilution to investors in this offering.


     On April 18, 2000, 300,000 restricted common shares of stock were issued to the officers and directors of Mobile; 100,000 to Joseph Mikacevich; 100,000 to Leila Jensen; 100,000 to Laura Olson for management services from April 18, 2000 to the completion of this offering. There is no plan to further compensate the officers and directors until the business is implemented and sales are achieved. At that time, the officers and directors services will be assessed. On April 26, 2001, 250,000 restricted common shares of stock was sold to Laura Olson, Mobile's Secretary/Treasurer and Director for $.25 per share or $100,000 in investment capital. Laura Olson is a sophisticated investor and this private placement of funds was necessary to commence the business of Mobile.

     On April 8, 2000, Sharon Sutow purchased 2,500,000 of Mobile's common shares of stock for their par value of $.001 or $2,500 from another principal shareholder, Morgan, Weinstein & Co, affecting a change in shareholder control. This sale included one year's services from Ms. Sutow of working with the company from April 1, 2000 to April 18, 2001.


    This offering itself involves immediate and substantial dilution to investors. Any common shares of stock issued or preferred shares of stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of common shares of stock purchased in this offering.


                         DETERMINATION OF OFFERING PRICE

     Mobile arbitrarily determined the price of the common shares of stock in this Offering. The offering price is not an indication of and is not based upon the actual value of Mobile. The offering price bears no relationship to the book value, assets or earnings of Mobile or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                              PLAN OF DISTRIBUTION


     Mobile intends to sell a minimum of 5,000 shares of common stock and a maximum of 1,000,000 shares of its common stock to the public on a self-underwriting "best efforts" basis. There can be no assurance that any of these common shares of stock will be sold. The gross proceeds to Mobile will be $1,000,000, less the $15,000 in offering costs, netting Mobile $985,0000 if all the common shares of stock offered herein are sold by Mobile. The gross proceeds to Mobile will be $5,000 if only the minimum amount of common shares of stock offered herein is sold by Mobile and in that event, Mobile will incur a $10,000 deficit on the $15,000 of offering costs and those funds would be taken from the Mobile general account. In the event that Mobile sells common shares of stock in the Offering, no commissions or other fees will be paid, directly or indirectly, by Mobile, or any of its principals, in connection to any person or firm in connection with solicitation of sales of the common shares of stock. No public market currently exists for the common shares of Mobile's common stock. Mobile intends to have a licensed broker/dealer apply to have its shares traded on a regional stock exchange and/or the OTC bulletin board under the symbol "MBLE". All prospective purchasers will be subject to the provisions of the Subscription Agreement, Exhibit 4.2, and Prospective Purchaser Questionnaire. The Subscription Agreement will have the amount of shares to be purchased, the price of the shares, how to send funds and other provisions and information of the purchaser. In the Prospective Purchaser Questionnaire, the prospective purchaser of common shares of stock of this offering needs to meet the minimum income and net worth requirements in order to be deemed as a "sophisticated investor". If the prospective purchaser of common shares of stock in this offering does not meet the income and net worth requirement, then Mobile will reject such Subscription Agreement and return all funds, if received.




                                LEGAL PROCEEDINGS

     Mobile is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against Mobile or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.



              DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT
                          EMPLOYEES AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer and control person of Mobile.



  ----------------------------- ---------- -------------------------------------
  NAME                             AGE     POSITION
  ----------------------------- ---------- -------------------------------------

  Joseph Mikacevich                50      President, Board Chairman

  Leila Jensen                     69      Vice-President, Director

  Laura Olson                      46      Secretary/Treasurer, Director

  ----------------------------- ---------- -------------------------------------

     On March 18, 2000, the Board of Directors was elected and installed. These officers and directors of Mobile will serve for a term of 2 years unless otherwise notified by way of a Board of Directors Meeting. Thereafter, the officers and directors will be elected for One-year terms at the annual shareholders' meeting. The officers will hold their positions at the pleasure of the Board of Directors.

     Joseph Mikacevich, President and Board Chairman:
     ------------------------------------------------

     Joseph Mikacevich has lived in Utah since 1973, and currently resides in Sandy, Utah. Mr. Mikacevich received a Bachelor's Degree in Civil Engineering in 1978; later received a Bachelor's Degree in Economics in 1983. Mr. Mikacevich started the graduate program in 1983 continuing until 1986.


     From August 1998 to present, Mr. Mikacevich has been the President of Amazon Energy, Inc., a private company developing coal reserves in the Powder Rive Basin, Wyoming. From March 1998 to present, he has also been President and Director of Cyber Nett, Inc., a publicly held company developing a marketing format for streaming video to be used on the Internet. Mr. Mikacevich is responsible for Cyber Nett, Inc.'s day to day operations, as well as the corporate planning. Mr. Mikacevich was President and Director from April 1980 to July 1983 of Cycle Trading Corporation, a public company, where he was responsible for the day to day operations until he negotiated a merger and acquisition of the company. Mr. Mikacevich plans to participate in Mobile's day to day operations and corporate planning.



     Leila Jensen - Vice President & Director:
     ----------------------------------------

     Mrs. Leila Jensen is primarily in the business of real estate development and real estate rentals. Mrs. Jensen has been in this business in the Salt Lake City area for the last thirty years. Mrs. Jensen has experience in sales and marketing and plans to participate in Mobile's day to day clerical operations.


     Laura Olson, Secretary & Director:
     ----------------------------------

     Ms. Olson has been involved in the sales and marketing of hair and beauty products for over 15 years and hair stylist for 6 years. In addition to the hair and beauty sales and marketing efforts, Ms. Olson has been an investor and developer of residential real estate in the Salt Lake City, Utah area for the last 15 years. For the last eight years, Ms. Olson has also been a private investor in a number of projects including that of purchasing 250,000 common shares of Mobile's stock at $.40 per share for a total investment of $100,000. Ms. Olson plans to participate in Mobile's day to day operations.


     In the last five years, Ms. Laura Olson has been an officer and director of Rigid Airship USA, Inc.(June, 1996 to September, 1998), Global Datetel, Inc. (June, 1997 to February, 1999), and Toner Systems, Inc. (August, 1997 to January, 2001), all publicly held. At the present time, Ms. Olson is no longer an officer and director of the above mentioned public companies.

     Joseph Mikacevich, Leila Jensen and Laura Olson have held their respective positions with Mobile Self Storage, Inc. since March 18, 2000.


                                 ADVISORY BOARD


     Mr. Mikacevich, will act as Advisory Board Chairman for a term of two years. Mr. Mikacevich is actively recruiting Mobile's first advisors. All advisors shall be compensated with restricted common shares of Mobile's stock commensurate with their services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 15, 2001, Mobile's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Mobile to own beneficially, more than 5% of its common stock, and the share holdings of all Executive Officers and Directors and Significant Employees as a group. Each person has sole voting and investment power with respect to the shares shown.





  ---------------------------------------------------- ------------------- -------------------
  Name                                                                     Percentage of
                                                       Shares Owned        Shares Owned
  ---------------------------------------------------- ------------------- -------------------
  Joseph Mikacevich, President and Board Chairman           100,000               1.89%
  10425 South 440 East
  Sandy, Utah 84070

  Leila Jensen, Vice-President, Director                    100,000               1.89%
  571 G Street
  Salt Lake City, Utah 84103

  Laura Olson, Secretary & Director                         350,000               6.63%
  4485 Abinadi Road
  Salt Lake City, Utah 84124

  ---------------------------------------------------- ------------------- -------------------
  ALL EXECUTIVE OFFICERS & DIRECTORS AND SIGNIFICANT        550,000              10.42%
  EMPLOYEES, AND BENEFICIAL OWNERS AS A GROUP
  ---------------------------------------------------- ------------------- -------------------

  SHARON SUTOW, PRINCIPAL SHAREHOLDER                     2,500,000              47.37%
  Sharon Sutow
  29 Big Springs Road
  Springdale, Utah 84767

  ---------------------------------------------------- ------------------- -------------------
  ALL EXECUTIVE OFFICERS & DIRECTORS AND SIGNIFICANT
  EMPLOYEES AND PRINCIPAL SHAREHOLDERS:  SHARON SUTOW     3,050,000              57.79%
  ---------------------------------------------------- ------------------- -------------------



                            DESCRIPTION OF SECURITIES

     The following description of Mobile's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Mobile's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

     The  authorized  capital  stock of Mobile  consists of  60,000,000  shares:
50,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.01 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Mobile's common stock.

     The holders of shares of common stock of Mobile do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Mobile's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Mobile's shareholders are entitled to receive, ratably, the net assets of Mobile available to shareholders after payment of all creditors.


     As of the date of this Registration Statement, there are 5,277,212 common shares of stock issued and outstanding and 296 shareholders. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees. Mobile's officers and directors have been issued a total of 300,000 restricted shares each, representing 100,000 shares for each of the 3 officers/directors. All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Mobile's common stock are issued, the relative interests of existing shareholders may be diluted.




                      INTEREST OF NAMED EXPERTS AND COUNSEL

     James N. Barber, Attorney at Law, Suite 100 - Bank One Tower, 50 West Broadway,of Salt Lake City, Utah, 84101 (801) 364-6500, is employed in connection with the registration or offering of Mobile's common shares of stock. Mr. Barber does not own shares of stock of Mobile.



                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


     Mobile's (formerly known as Ultra Glow Cosmetics, Ltd.) Articles of Incorporation, filed herewith as Exhibit 1.1, provide by Article V (By-Laws) and Mobile's Bylaws, filed herewith as Exhibit 1.2, provide in ByLaw VII that it will indemnify and hold harmless each "corporate officer, director and agent" who is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Mobile or is or was serving at the request of Mobile as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mobile pursuant to the foregoing provisions or otherwise, Mobile has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.



                             DESCRIPTION OF BUSINESS


     Background
     ----------

     Mobile was formed as Ultra Glow Cosmetics, Ltd. under the laws of the Province of British Columbia, Canada on July 30, 1982. On June 24, 1998, Ultra Glow Cosmetics, Ltd. was incorporated in the State of Nevada. The British Columbia corporation entered into a merger agreement with the Nevada Corporation, pursuant to an Agreement and Plan of Merger and Reorganization adopted by the Board of Directors of each corporation. The effective date was June 26, 1998 and the State of Nevada effected the merger as of July 7, 1998, when the documents were filed with the State of Nevada. The Nevada corporation issued its shares on a one for one basis with the British Columbia corporation. Ultra Glow Cosmetics, Ltd. changed its name to E-International Fund Management, Inc. on July 19, 1999. E-International Fund Management, Inc. changed its name to Mobile Self Storage, Inc. on April 10, 2001. Mobile is in its early developmental and promotional stages. To date, Mobile's activities have been to evaluate certain business opportunities commencing with the potential market of cosmetic products in the United States and elsewhere. That project was abandoned when the opportunity of the "Mobile Self Storage" concept was presented.
Mobile's efforts have been organizational, directed at the development of the "Mobile Self Storage" business and the raising of its initial capital. Mobile has not commenced commercial operations. Mobile has no full time employees and owns no real estate. Mobile's business plan is to enter the market with the "Mobile Self Storage" system on the most cost effective basis known to management, i.e. low cost advertising, direct sales agents and the Mobile website, which will constructed upon financing.

     There are both common and preferred shares authorized by Mobile. Mobile has a share capitalization of 50,000,000 common shares at a par value of $.001 per share and 10,000,000 preferred shares authorized, at a par value of $.01. There were no preferred shares of stock authorized in the predecessor British Columbia corporation. Mobile's principal executive offices are located in Salt Lake City within the offices of Leila Jensen at 571 G Street, Salt Lake City, Utah 84102. Mobile does not pay rent or other office expense and is not expected to pay rent or office expenses until significant sales have been completed. In the event that Mobile starts to achieve sales, it is the intention of management to move the office to either the storage yard when leased or acquired, or another location to conduct its day to day operations.

     General
     -------

     In addition to the self storage services, the storage trailers can be purchased by the storage customer, if needed, and transported anywhere in the world by contract haulers, including railroad and ship transport, keeping the storage items intact. Mobile's customers can make arrangements to have the storage trailers transported and returned by private contract to other areas beyond the service area of Mobile. Building and service contractors can have the storage trailer delivered to respective jobsites and used for storage of equipment or material on their jobsite or delivered to Mobile's storage yard.

     Mobile is seeking storage yard areas with a minimum of five acres in order to install at lease 200 storage trailers or freight containers for use by customers to store their items. The projected rental rates to store items in the storage trailers are $75.00 to $150.00 per month, averaging $115.00 per unit. Mobile charges a deposit equal to the monthly billing charge. Mobile will maintain a fenced storage yard with 24 hour security and staffing.

     Comparable cubic feet storage charges in conventional storage facilities are four to five times and more of the amount charged by Mobile. These lower storage prices should attract a segment of the overall storage market. Mobile's project storage program should attract the larger storage facility customer.


     The cost of the trailers and containers vary. A division of General Electric Finance appears to the largest supplier of trailers to the United State freight market. Mobile may or may not be qualified for GE Finance Arrangements for used trailer purchases. These trailers are expected to cost $2,000 to $3,000 each and may be located in areas far from Mobile's initial location, requiring additional expense to move these trailers to the Mobile locations.


     The primary objective of the business of Mobile is to market the "Mobile Self Storage" business to locations in need of large and economical storage. The management of Mobile believes that the affordable price points of the "Mobile Self Storage" system will attract a segment of the general storage business. The proceeds from this offering shall be dedicated to the acquisition of storage trailers and trucks, the acquiring of a storage yard and initial marketing. See "Use of Proceeds".

     Upon the initial marketing of the "Mobile Self Storage" concept, Mobile plans to expand its business. Mobile plans to create a financing mechanism to purchase the trailers by the issuance of interest bearing preferred shares of stock convertible to common shares of stock after a pre determined time period. At the present time, there are no such preferred shares of stock issued to finance the trailers and no contracts to finance the trailers. Mobile is also seeking joint venture partners to purchase the trailers for sub-lease (storage fees). There is no assurance that Mobile will ever be able to sell the "Mobile Self Storage" concept to the storage consumer. Additionally, if Mobile cannot obtain the necessary working capital, it is doubtful that Mobile will be able to continue to operate as a going concern. Mobile will only continue to operate its business as long as it is able to obtain financing and sell storage space.


     Marketing Approach
     ------------------


     Upon financing and commencement of business, Mobile will then attempt to advertise the "Mobile Self Storage" concept and solicit customers. Mobile will also seek a number of corporate or business accounts which need a large amount of storage space on a cost effective basis. Mobile will also build a website for direct Internet and related sales. This marketing strategy, pursuant to Mobile's initial market research, is the least costly and most comprehensive method at this initial stage of corporate sales development. Mobile has not conducted a formal market study in connection with the implementation of Mobile's business plan.

     The business approach used by many companies marketing new products or, in this case, a relative new self storage system, is to establish as many sales as possible, on any basis, within the assigned territory. Mobile, is limited by working capital so the management of Mobile elects to utilize its limited capital to test the market and use those results to expand. Such expansion shall be financed by joint venture financing and/or other public financing. Direct sales on the web will focus through search engines for the self storage category. Mobile relies heavily on the knowledge of consultants and experts who may from time to time be hired by Mobile in their designated target markets.

     Competition
     -----------

     Mobile has not conducted a market study to specifically define the competition, however there are large dominant leaders in the self-storage industry including Shurgard, Inc., Public Storage, Inc. and U-Haul, Inc. which are publicly held and other national and regional self storage companies. These companies are profitable, heavily financed and have resources to establish many facilities and can advertise on a local and national basis. These self storage units are comprised of several self-storage spaces in a commercial building which charge storage space by the month. There are many similar commercial self-storage facilities which are corporately and individually owned. There are a few locations which have a similar concept to Mobile and store goods in trailers on vacant land for lesser storage fees than the commercial self-storage "on site" locations. Mobile's management does not know if these companies are planning on expanding into the areas which Mobile has selected.


     Sales Contracts On Trailers
     ---------------------------

     Mobile has entered into an agreement with R & R Equipment Sales to locate and Deliver 3 trailers. Mobile has placed $6,100 on deposit for the purchase of those Trailers. It is anticipated that each trailer will cost $4,000 each for a total of $12,000, although that amount is not presently owed by Mobile and each trailer is subject to inspection by Mobile prior to the consummation of the sale.

     There are a number of outlets for the purchase of trailers including moving and storage companies and other freight companies who have used these trailers and are replacing their inventory with new trailers. There is a yearly turn-over of trailers from such sources.


     Government Regulations Regarding The Transporting Of Storage Trailers.
     ----------------------------------------------------------------------

     The trailers must be licensed and "roadworthy" to be permitted to ride on the city and state streets and highways. There is no difficulty in receiving a license and such licensing is obtained through the applicable state's department of motor vehicles. Mobile is not aware of any additional licensing or any other governmental regulations or pending regulations pertaining to Mobile's business plan. It is not the intention of Mobile to operate these storage trailers on an interstate basis. The state in which the trailers are licensed shall be the state in which Mobile will operate and store ers.

     Mobile is not aware of any environmental considerations regarding the storage trailers. All trucks hauling the trailers are subject to state environmental laws including emission testing and that testing is part of the licensing process of the department of motor vehicles of the presiding state. The cost concerning the emission testing is minimal and all trucks to be purchased by Mobile shall already have the testing and licensing process completed in the purchase price.

     Employees
     ---------


     Mobile is a development stage company and currently has no employees. Mobile is currently managed by Joseph Mikacevich, its President and Board Chairman, Leila Jensen, Vice-President and Director, and Laura Olson, Secretary/Treasurer and Director and the Board of Directors. Mobile looks to the Board of Directors and Officers for their entrepreneurial skills and talents. For a complete discussion of the Officers and Directors and Significant Employees experience, see "Directors, Executive Officers, Promoters, Significant Employees And Control Persons." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Mobile may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire shares of stock in Mobile, which would dilute the ownership interest of holders of existing shares of its common stock.



     Available Information and Reports to Securities Holders
     -------------------------------------------------------


     Mobile has filed with the Securities and Exchange Commission a Form SB-2 Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Mobile and its common stock, see the Registration Statement and the exhibits and schedules. Any document Mobile files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Mobile's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.


     Upon completion of this offering, Mobile will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Mobile's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes,"
"plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for "Mobile Self Storage" concept and system. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Mobile's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Mobile described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Mobile's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

     Plan Of Operation
     -----------------

     It is the intention of Mobile to commence business when the offering is completed or partially completed. Mobile does not presently have any revenues and must purchase trailers, trucks and acquire a storage yard in order to obtain storage sales from the use of the storage trailers. Management of Mobile will dedicate sufficient time in order to initiate its business plan once the funds become available. Mobile intends to expand the business by advertising and marketing the Mobile storage concept once it is practicable and available trailers are purchased. There is no assurance that Mobile will be able to obtain storage sales once the trailers and trucks and storage yard are acquired.

     Management plans to rent vacant land as storage yards. Mobile will only purchase vacant land if the seller can "owner finance" and the purchase (mortgage) payment would be the same or reasonably the same as a rental payment. At the present time, Mobile does not have any storage yard locations under contract nor do they have any specific storage yard locations contemplated. Within the next twelve months, Mobile intends to purchase trailers, trucks and storage yards commensurate with the financing and initial and ongoing business of Mobile.



     Results of Operations
     ---------------------

     During the period from July, 1999 through June 30, 2001, Mobile has engaged in no significant operations other than organizational activities to market the "Mobile Self Storage" concept and system, raise initial capital and the preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Mobile during this period.

         For the current fiscal year, Mobile anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Mobile anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     Mobile's business plan is to complete the development stage marketing strategy for the "Mobile Self Storage" system. Mobile will then determine the feasibility of marketing the "Mobile Self Storage" system in various market segments on the most cost effective basis known to management.

     Liquidity and Capital Resources
     -------------------------------

     Mobile  remains  in  the  development  stage  and,  since  inception,   has
experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Mobile's balance sheet as of June 30, 2001, reflects total assets of $88,098, in the form of cash and capitalized organizational costs.

     Mobile expects to carry out its plan of business as discussed above. Mobile has no immediate expenses. Mr. Joseph Mikacevich and the Officers and Board of Directors will serve in their capacities without compensation until a market is developed for the "Mobile Self Storage" system. There will be compensation for Officers and Directors once Mobile commences sales and can afford to pay its management.


     Mobile needs sufficient capital to commence their business plan. Mobile is relying upon this offering to provide the capital needs to implement their business plan to the extent that the offering is sold. If a minimum of 25% percent of the offering is sold, Mobile shall have a sufficient amount of capital in commence business and sustain that business for the first twelve months without the necessity of further financing.


     In addition, Mobile may engage in a combination with another business. Mobile cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Mobile may eventually combine, if ever. Mobile has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

     Mobile will need additional capital to carry out its business plan or to engage in a business combination if the majority of the shares offered by way of this prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Mobile or at all.



                             DESCRIPTION OF PROPERTY

     Mobile currently maintains its office at the office of Mobile's Vice-President and Director, Leila Jensen at 571 G Street, Salt Lake City, Utah 84103. Mobile does not pay rent or other office expense at this time and does not intend to until this offering is completed and sales commence.

     Mobile's management does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.


     Mobile does not intend to rent or purchase separate office facilities. Mobile intends to operate its offices from its current facility, at no charge, or at another facility to be determined. If there are any buildings on a prospective storage yard, Mobile will operate its business from that combined location. It is also possible and probable that Mobile will rent vacant land and place a mobile office structure on that vacant land as an office to monitor the storage yard and the day to day operations of the business. At the present time, there is no office facility or storage yard identified or rented. It is not the intention of Mobile to purchase the vacant land or other storage yard facility unless the terms are flexible and the payments are virtually the same as the rental on vacant land.




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     No director, executive officer or nominee for election as a director of Mobile, or the owner of five percent or more of Mobile's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $1,000. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts. The officers and directors have received a total of 300,000 restricted common shares representing 100,000 for each of the three officers/directors. Mobile does not intend to have stock options offered to its officers, directors of significant employees.

     Mobile does not intend to pay rent to Ms. Leila Jensen, Mobile's Vice President and Director. Mobile presently shares offices in the space occupied by Leila Jensen at no rent. When Mobile is sufficiently financed, it will seek office space elsewhere when appropriate.

     There are 4,500,000 restricted, common shares of stock issued over two years ago which could be possibly sold into the marketplace under Rule 144. Of these 4,500,000 common shares of stock, 2,500,000 common shares of stock are owned by Sharon Sutow, a principal shareholder of Mobile. These 2,500,000 common shares of stock owned by Sharon Sutow would be subject to further selling restrictions of shareholders owning over 5% of Mobile's issued and outstanding share capital and could only be sold pursuant to the amounts allowed under Rule 144.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for Mobile's securities. Mobile has no common stock equity subject to outstanding purchase options or warrants. Mobile has no securities convertible into its common stock equity. There is authorized common share capital that could be sold pursuant to Rule 144 under the Securities Act. Mobile has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this offering, there is no common stock equity that is being, or has been publicly proposed to be publicly offered by Mobile.

     As of June 30, 2001, there were 5,277,212 shares of common stock outstanding, held by 296 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, a portion of Mobile's authorized shares will be eligible for sale.


     There are no common shares of stock subject to any stock option contract. There are no stock option contracts for any officer, director or significant employees and there are no stock option contracts contemplated.

     The amount of stock available for sale under the Rule 144 of the Securities Act is 300,000 shares of stock issued to the officers and directors in April, 2000 and the 2,500,000 shares of stock owned by Sharon Sutow, subject to the amount allowed to be sold by "control person" restrictions pursuant to Rule 144.

     There are no shares of Mobile which are subject to registration rights. There are no other share agreements that are subject to registration.


     To date, Mobile has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Mobile's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.



                             EXECUTIVE COMPENSATION


     No officer or director has received any cash remuneration from Mobile. The three officers and directors have received a total of 300,000 (100,000 each) restricted common shares in exchange for their management services.

     Joseph   Mikacevich,   President   and  Board   Chairman   is  one  of  the
officer/directors who received 100,000 restricted shares of stock. Mr. Mikacevich has no other remuneration, or stock options, promised or agreed upon for his services.

     Mobile has not implemented any employment stock option contracts for officers and directors and key management. It is possible that Mobile will adopt a plan to pay or accrue compensation to its officers and directors and key management for services related to the implementation of Mobile's business plan commensurate with Mobile's overall sales and projected profits. Mobile has no formalized stock option contracts, no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future once Mobile has achieved a profitable level of sales. Mobile has no employment stock option contracts with key personnel and has no other incentive compensatory plan or arrangement with any executive officer or director of Mobile. The Officers and Directors currently do not receive any cash compensation from Mobile and for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships And Related Transactions."

                              FINANCIAL STATEMENTS





CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants
                                                  941 East 3300 South, Suite 202
                                                     Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
Member SEC Practice Section of the AICPA                        Fax 801 486-0098





Board of Directors
Mobile Self Storage, Inc.
Salt Lake City, Utah

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the  accompanying  balance  sheets of Mobile Self Storage,  Inc.
(development stage company) at June 30, 2001 and December 31, 2000 and the statements of operations, stockholders' equity, and cash flows for the six months ended June 30, 2001, and the years ended December 31, 2000 and 1999 and the period January 1, 1988 (date of inception of development stage) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Self Storage, Inc. at June 30, 2001 and December 31, 2000 and the results of operations, and cash flows for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999 and the period January 1, 1988 (date of inception of development stage) to June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.



Salt Lake City, Utah
July 9, 2001                                     s\Andersen Andersen and Strong


                                  MOBILE SELF STORAGE, INC.
                                ( Development Stage Company )
                                       BALANCE SHEETS
                             June 30, 2001 and December 31, 2000

-------------------------------------------------------------------------------------------


                                                                    Jun 30,       Dec 31,
                                                                     2001           2000
                                                                 -----------    -----------
ASSETS

CURRENT ASSETS
   Cash                                                          $    78,881    $      --
                                                                 -----------    -----------
             Total Current Assets                                     78,881           --
                                                                 -----------    -----------

OTHER ASSETS
    Advance deposits - Note 1                                          6,100           --
   Available-for-sale securities - Note 3                              4,030           --
                                                                 -----------    -----------
                                                                      10,130           --
                                                                 -----------    -----------
                                                                 $    89,011    $      --
                                                                 ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                   2,895           --
                                                                 -----------    -----------
          Total Current Liabilities                                    2,895           --
                                                                 -----------    -----------

STOCKHOLDERS' EQUITY
     Preferred stock
        10,000,000 shares authorized at $0.01 par value;
          none outstanding                                              --             --
    Common stock
         50,000,000 shares authorized  at $0.001 par value;
         5,277,212 shares issued and outstanding on June 30;
               5,027,212 on December 31                                5,277          5,027
     Capital in excess of par value                                3,254,195      3,154,445
      Unrealized gain - available for sale securities - Note 3           913           --
    Accumulated deficit - Note 1                                  (3,174,269)    (3,159,472)
                                                                 -----------    -----------

          Total Stockholders' Equity                                  86,116           --
                                                                 -----------    -----------

                                                                 $    89,011    $      --
                                                                 ===========    ===========


         The accompanying notes are an integral part of these financial statements.



                                                MOBILE SELF STORAGE, INC.
                                              ( Development Stage Company )
                                                 STATEMENT OF OPERATIONS
                               For the Six Months Ended June 30, 2001 and the Years Ended
                                December 31, 2000 and 1999 and the Period January 1, 1988
                                (date of inception of development stage) to June 30, 2001

------------------------------------------------------------------------------------------------------------------------


                                                                 Jun 30,        Dec 31,        Dec 31,      Jan 1, 1988
                                                                  2001           2000           1999     to Jun 30, 2001
                                                                ---------      ---------      ---------     -----------

REVENUES                                                        $    --        $    --        $    --       $      --

EXPENSES                                                           14,797            300           --            15,097
                                                                ---------      ---------      ---------     -----------

NET LOSS - before other income and expenses                       (14,797)          (300)          --           (15,097)

OTHER INCOME AND EXPENSES

   Settlement of debt                                                --             --             --           444,956
   Loss of licenses                                                  --             --             --          (667,355)
                                                                ---------      ---------      ---------     -----------

NET LOSS                                                          (14,797)     $    (300)     $    --       $ ( 237,496)
                                                                ==========     ==========     =========     ===========

COMPREHENSIVE INCOME


   Unrealized gain - available for sale securities - Note 3           913
                                                                ----------

COMPREHENSIVE LOSS                                              $ (13,884)
                                                                =========




NET LOSS PER COMMON SHARE

   Basic                                                        $    --        $    --        $    --
                                                                ---------      ---------      ---------



AVERAGE OUTSTANDING SHARES

    Basic (stated in 1000's)                                        5,077          4,827          4,827
                                                                ---------      ---------      ---------





                       The accompanying notes are an integral part of these financial statements.


                                              MOBILE SELF STORAGE, INC.
                                            ( Development Stage Company )
                                     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               For the Period January 1, 1988 (date of inception of development stage) to June 30, 2001

-------------------------------------------------------------------------------------------------------------------



                                                      Common Stock                 Capital in
                                              -----------------------------         Excess of          Accumulated
                                                Shares             Amount           Par Value            Deficit
                                              ----------        -----------        -----------        --------------
Balance January 1, 1988 - Note 1               4,887,212        $     4,887        $ 3,154,285        $ (2,936,773)

Net operating loss for the year
   ended December 31, 1992                          --                 --                 --              (222,399)

Issuance of common shares for services           300,000                300               --                --
   at $.001 - April 18, 2000

Common shares returned and
   canceled - December 12, 2000                 (160,000)              (160)               160              --

Net operating loss for the year ended
   December 31, 2000                                --                 --                 --                  (300)


Balance December 31, 2000                      5,027,212              5,027          3,154,445          (3,159,472)

Issuance of common shares for cash
 at $.40 - April 26, 2001                        250,000                250             99,750              --

Net operating loss for the six months
   ended June 30, 2001                              --                 --                 --               (14,797)



Balance June 30, 2001                          5,277,212        $     5,277        $ 3,254,195       $  (3,174,269)
                                             ===========        ===========        ===========       =============








                      The accompanying notes are an integral part of these financial statements.



                                                MOBILE SELF STORAGE, INC.
                                              ( Development Stage Company )
                                                 STATEMENT OF CASH FLOWS
                               For the Six Months Ended June 30, 2001 and the Years Ended
                                December 31, 2000 and 1999 and the Period January 1, 1988
                                (date of inception of development stage) to June 30, 2001

-------------------------------------------------------------------------------------------------------------------------


                                                                 Jun 30,        Dec 31,        Dec 31,    Jan 1, 1988 to
                                                                  2001           2000           1999       Jun 30, 2001
                                                                ---------      ---------      ---------      ---------
CASH FLOWS FROM
   OPERATING ACTIVITIES

   Net loss                                                      $ (14,797)     $    (300)     $    --        $(237,496)

   Adjustments to reconcile net loss to
       net cash provided by operating
       activities

         Changes in accounts payable                                 2,895           --             --            2,895
         Issuance of common stock for expenses                        --              300           --              300
         Net gain  on settlement of debt and loss of license          --             --             --          222,399
                                                                 ---------      ---------      ---------      ---------

          Net Cash Flows Used in Operations                        (11,902)          --             --          (11,902)
                                                                 ---------      ---------      ---------      ---------

CASH FLOWS FROM INVESTING
   ACTIVITIES

         Purchase of securities                                      3,117           --             --            3,117
         Advance deposits                                            6,100           --             --            6,100
                                                                 ---------      ---------      ---------      ---------
                                                                    (9,217)          --             --           (9,217)
                                                                 ---------      ---------      ---------      ---------
CASH FLOWS FROM FINANCING
   ACTIVITIES                                                         --             --             --             --
                                                                 ---------      ---------      ---------      ---------


         Proceeds from issuance of common stock                    100,000           --             --          100,000
                                                                 ---------      ---------      ---------      ---------

   Net Change  in Cash                                              78,881           --             --           78,881

   Cash at Beginning of Period                                        --             --             --             --
                                                                 ---------      ---------      ---------      ---------

   Cash at End of Period                                         $  78,881      $    --        $    --        $  78,881
                                                                 =========      =========      =========      =========


NON  CASH  FLOWS  FROM  OPERATIONS

       Issuance of 300,000 common shares for services                             $ 300
                                                                                  -----





                       The accompanying notes are an integral part of these financial statements.

                            MOBILE SELF STORAGE, INC.
                          ( Development Stage Company )
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.     ORGANIZATION

The Company was incorporated under the laws of British Colombia, Canada on July 30, 1982 with authorized common stock of 50,000,000 shares with no par value with the name "Ultra Glow Cosmetics, Ltd." On July 7, 1998 the domicile was changed to the state of Nevada with a change in the par value of the common stock to $0.001 and the authorization of 10,000,000 shares of preferred stock with a par value of $0.01. On July 19, 1999 the name was changed to "E-International Fund Management, Inc. and on April 11, 2001 the name was changed to "Mobile Self Storage, Inc."


The principal business activity of the Company was the distribution of cosmetics product lines under global license rights, however, the license was lost and the business was abandoned. The Company is now in the planning stage of owning and leasing mobile storage units (semi-trailers) for use by a customer for their storage needs. The units will be delivered to the customer's site to be loaded and then stored on selected storage locations assessable to the customer. Advance deposits have been made for the future delivery of storage units. After 1987 the Company was considered to be in the development stage.


On February 22, 2000 the Company completed a reverse common stock split of one share for ten shares of its outstanding stock. This report has been prepared showing after stock split shares with a par value of $0.001 from inception.

On April 26, 2001 the Company completed a private placement offering of 250,000 common shares at $.40 for cash.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.


Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.


Income Taxes
------------


On June 30, 2001, the Company had a net operating loss available for carryforward of $237,496. The tax benefit of approximately $71,249 from the carryforward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire starting in 2008 through 2022.

                            MOBILE SELF STORAGE, INC.
                          ( Development Stage Company )
                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue Recognition
-------------------


The Company is in the planning stage of owning and leasing mobile storage units (semi-trailers) for use by a customer for their storage needs. The units will be delivered to the customer site to be loaded and then stored on selected storage locations assessable to the customer. The projected rental rates will be $75 to $150 per month plus any additional services requested by the customer. Rent income and service fees will be recognized as earned.


Property and Equipment
----------------------


The storage units (semi-trailers) will be depreciated, under the straight line method, over seven years, after the unit is placed in service, or a shorter period if they are determined to have an impairment of value.


Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Financial Instruments
---------------------

The carrying amounts of financial instruments, including cash, securities, and accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

                            MOBILE SELF STORAGE, INC.
                          ( Development Stage Company )
                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------


Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  AVAILABLE-FOR-SALE SECURITIES


On May 22, 2001 the Company purchased 10,000 shares of Itex Corp. Which are shown on the balance sheet at fair market value.


4.  RELATED PARTY TRANSACTIONS

Related parties have acquired 10% of the common stock.

Part II - Information Not Required in Prospectus
-------------------------------------------------


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Mobile's Bylaws provide that it indemnify its AGENTS WHICH INCLUDES IT directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Mobile or a fiduciary of an employee benefit plan, or is or was serving at the request of Mobile as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability insurance will be purchased following Mobile's proposed financing. The effect of these provisions is potentially to indemnify Mobile's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Mobile. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of Mobile, filed as Exhibit 1.2, provide that it will indemnify its AGENTS, IE officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Mobile, absent a finding of negligence or misconduct in office. Mobile's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Mobile has the power to indemnify such person against liability for any of those acts.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Mobile estimates the expense of this offering is as follows:

SEC registration fee..............................................$ 250.
Printing and engraving expenses.................................. 1,250.
Attorneys' fees and expenses......................................5,000.
Accountants' fees and expenses....................................5,000.
Transfer agent's and registrar's fees and expenses ................ 500.
Miscellaneous.....................................................3,500.

Total...........................................................$15,000.
                                                                ========

         The Registrant will bear all expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, Mobile has sold or issued the following common shares of restricted stock.

     o April 18, 2000 - 300,000 restricted common shares of stock for officers and directors services
     o April 26, 2000 - 250,000 restricted common shares of stock for $.40 per shares for a financing of $100,000. This private placement was to Laura Olson, Mobile's Secretary/Treasurer and Director.

Change of Control Position:

     On April 8, 2000, Sharon Sutow purchased 2,500,000 restricted common shares at $.001 per share (par value) from Morgan Weinstein & Co., Inc.



                                    Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

   ------- --------------------------------------------
   Exhibit
   Number  Description
   ------- --------------------------------------------
   2.1     Articles of Merger & Plan of Reorganization
           & Change of Domicile
   ------- --------------------------------------------
   3.1     Articles of Incorporation
   ------- --------------------------------------------
   3.2     Bylaws
   ------- --------------------------------------------
   4.1     Specimen Stock Certificate
   ------- --------------------------------------------
   4.2     Stock Subscription
   ------- --------------------------------------------
   5.1     Opinion Re: Legality
   ------- --------------------------------------------
   23.1    Consent of Auditors
   ------- --------------------------------------------

                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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





                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, Utah, on July 16, 2001.

MOBILE SELF STORAGE, INC.

By: /s/
    --------------------------------
    Joseph Mikacevich, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

  --------------------------------------- --------------------------------------


    /s/                   July 16, 2001
   ------------------------------------
   Joseph Mikacevich                       President, Board Chairman,
                                           Principal Executive Officer,

    /s/                   July 16, 2001
   ------------------------------------
   Leila Jensen                            Vice-President & Director

    /s/                   July 16, 2001
   ------------------------------------
   Laura Olson                             Secretary/Treasurer & Director and
                                           Principal Financial
                                           and Accounting Officer

  --------------------------------------- --------------------------------------




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